Exhibit 99.1

Repare Therapeutics Announces Out-Licensing of its Discovery Platforms to DCx Biotherapeutics

CAMBRIDGE, Mass. & MONTREAL (BUSINESS WIRE)—May 1, 2025— Repare Therapeutics Inc. (“Repare”) (Nasdaq: RPTX), a leading clinical-stage precision oncology company, today announced that it has out-licensed its discovery platforms, including certain platform and program intellectual property, to DCx Biotherapeutics Corporation (“DCx”), a newly-launched Canadian biotechnology company developing next generation precision drug conjugates and supported by Amplitude Ventures. Additionally, DCx will retain certain preclinical research personnel, acquire lease rights to certain laboratory facilities in Montreal and acquire certain laboratory equipment.

“We have taken careful steps to evaluate all aspects of our business to ensure continued value generation, and this out-licensing agreement with DCx for our discovery platforms enables us to further focus on our clinical portfolio and drive cost reductions while maintaining an economic interest in the platform technologies we have developed.” said Steve Forte, President, Chief Executive Officer and Chief Financial Officer of Repare. “We look forward to reporting initial data from our two ongoing Phase 1 clinical trials in the second half of 2025, and continue to evaluate partnering and strategic alternatives across our portfolio assets.”

Under the terms of the out-licensing agreement, Repare will receive upfront and near-term payments totaling $4 million, as well as a 9.99% common equity position in DCx (including certain dilution protection rights) and is eligible to receive potential future out-licensing, clinical and commercial milestone payments, as well as low-single digit tiered sales royalites for the development of certain products by DCx. Additionally, DCx will retain approximately 20 of Repare’s preclinical research employees. Repare has the right to appoint one nominee to the board of directors of DCx. In connection with the transaction, Repare out-licensed its clinically-validated SNIPRx platform and its early discovery-stage SNIPRx-surf and STEP2 platforms, along with other intellectual property. The SNIPRx-surf platform identifies cell surface targets based on gene expression and protein features in tumors or cancer models, including by clinically relevant biomarkers and machine learning algorithm. The STEP2 platform is a chemogenomic discovery platform, which uses CRISPR-enabled genetic screens with small molecule inhibitors to identify clinically relevant genetic lesions that are sensitive to small molecule inhibitors.

About Repare Therapeutics Inc.

Repare Therapeutics is a clinical-stage precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. Repare has utilized its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. Repare’s clinical-stage pipeline includes RP-3467, a Phase 1 Polq ATPase inhibitor; RP-1664, a Phase 1 PLK4 inhibitor; and lunresertib, a PKMYT1 inhibitor. For more information, please visit www.reparerx.com and follow @Reparerx on X (formerly Twitter) and LinkedIn.

About DCx Biotherapeutics Corporation

DCx Biotherapeutics is a preclinical-stage discovery and translational company addressing key dependencies of cancer lesions by developing multi-modal synergistic-targeting therapeutics with improved efficacy and tolerability while minimizing resistance. DCx’s MuSic™ platform is enabled through the integration of CRISPR-based high-throughput functional screening combined with deep bioinformatics in support of advancing a pipeline of immune-stimulatory precisiono0 antibody drug conjugates to improve therapeutic outcomes against genetically-defined cancers. Visit www.dcxbio.com to learn more.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and securities laws in Canada. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: Repare’s out-license of its discovery platform to DCx; the risk that Repare may not realize the potential benefits of the transaction with DCx; Repare’s ability to drive cost reductions while maintaining an economic interest in its assets; the timing, progress and results of Repare’s two ongoing Phase 1 clinical trials; and the receipt of milestone payments and royalties under the out-license agreement. These forward-looking statements are based on Repare’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Repare’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including: the potential that success in preclinical testing and earlier clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate; the impacts of macroeconomic conditions, including the conflict in Ukraine and the conflict in the Middle East, fluctuations in inflation and changes in tariffs and trade policies, on Repare’s business, clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; Repare’s ability to realize the benefits of its collaboration and license agreements; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause Repare’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors” in Repare’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and the Québec Autorité des Marchés Financiers (“AMF”) on March 3, 2025. Repare expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law. For more information, please visit reparerx.com and follow Repare on X (formerly Twitter) at @RepareRx and on LinkedIn at https://www.linkedin.com/company/repare-therapeutics/.

Investor Relations & Media Contact:

Matthew DeYoung

Investor Relations and Media

Argot Partners

investors@reparerx.com